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As filed with the Securities and Exchange Commission on January 15, 2002

Registration No. 333-71936

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INHALE THERAPEUTIC SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3134940
(State of incorporation)	(I.R.S. Employer Identification No.)

150 Industrial Road
San Carlos, CA 94070
(Address of principal executive offices)

2000 NON-OFFICER EQUITY INCENTIVE PLAN
(Full title of the plans)

Ajit S. Gill
Chief Executive Officer and President
Inhale Therapeutic Systems, Inc.
150 Industrial Road
San Carlos, CA 94070
(650) 631-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark P. Tanoury, Esq.
John M. Geschke, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000

EXPLANATORY NOTE

        On October 19, 2001, Inhale Therapeutic Systems, Inc. (the "Registrant") registered on a Form S-8 Registration Statement with the Securities and Exchange Commission, Registration Number 333-71936 (the "Registration Statement"), 1,900,000 shares of the Registrant's Common Stock, $0.0001 par value, pursuant to the Registrant's 2000 Non-Officer Equity Incentive Plan. This Post-Effective Amendment No. 1 to the Registration Statement is filed solely to amend Exhibit 99.1 and to add Exhibits 99.2 - 99.5 not previously filed with respect to such Registration Statement.

EXHIBITS

Exhibit Number		Description
3.1	(1)	Certificate of Incorporation of the Registrant.
3.2	(1)	Bylaws of the Registrant.
3.3	(2)	Certificate of Amendment of the Amended Certificate of Incorporation of the Registrant.
3.4	(11)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
3.5	(12)	Certificate of Designation of Series B Convertible Preferred Stock of the Registrant.
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5.
4.2	(3)	Restated Investor Rights Agreement, dated April 29, 1993, as amended October 29, 1993, by and among the Registrant and certain other persons named therein.
4.3	(4)	Stock Purchase Agreement, dated January 18, 1995, by and between the Registrant and Pfizer Inc.
4.4	(5)	Form of Purchase Agreement, dated January 28, 1997, by and between the Registrant and the individual Purchasers.
4.5	(6)	Stock Purchase Agreement, dated December 8, 1998, by and between the Registrant and Capital Research and Management Company.
4.6	(7)	Purchase Agreement, dated October 6, 1999, by and among the Registrant and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.7	(7)	Resale Registration Rights Agreement, dated October 13, 1999, by and among the Registrant and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.8	(7)	Indenture, dated October 13, 1999, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.9	(7)	Form of the Registrant Registration Rights Agreement, dated January 25, 2000, by and between the Registrant and Selling Shareholder.
4.10	(8)
		Purchase Agreement, dated February 2, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.11	(8)
		Resale Registration Rights Agreement, dated February 8, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.12	(8)	Indenture, dated February 8, 2000, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.

4.13	(2)	Specimen common stock certificate of the Registrant.
4.14	(9)	Specimen warrants to purchase shares of common stock of the Registrant.
4.15	(10)
		Purchase Agreement, dated October 11, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.16	(10)
		Resale Registration Rights Agreement, dated October 17, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.17	(10)	Indenture, dated October 17, 2000, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.18	(11)	Rights Agreement, dated June 1, 2001, by and between the Registrant and Mellon Investor Services LLC.
4.19	(11)	Form of Right Certificate of the Registrant.
4.20	(12)	Stock Purchase Agreement, dated January 7, 2002, by and between the Registrant and Enzon, Inc.
4.21	(13)	Inhale Therapeutic Systems, Inc. 401(k) Retirement Plan.
4.22	(13)	Non-Standardized Adoption Agreement No. 001 for use with Inhale Therapeutic Systems, Inc. 401(k) Retirement Plan.
5.1	(14)	Opinion of Cooley Godward LLP.
23.1	(15)	Consent of Ernst & Young LLP, Independent Auditors.
23.2	(15)	Consent of Independent Auditors.
23.3	(14)	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	(14)	Power of Attorney. Reference is made to Signature Page.
99.1	(15)	2000 Non-Officer Equity Incentive Plan, as amended.
99.2	(15)	2000 Non-Officer Equity Incentive Plan Stock Option Agreement with respect to approved stock options.
99.3	(15)	2000 Non-Officer Equity Incentive Plan Stock Option Grant Notice with respect to approved stock options.
99.4	(15)	2000 Non-Officer Equity Incentive Plan Stock Option Agreement with respect to unapproved stock options.
99.5	(15)	2000 Non-Officer Equity Incentive Plan Stock Option Grant Notice with respect to unapproved stock options.

(1)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(3)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-1 (No. 33-75942), as amended.

(4)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-1 (No. 33-89502), as amended.

(5)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-20787).

(6)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-68897), as amended.

(7)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-94161), as amended.

(8)
Incorporated by reference to the indicated exhibit in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

(9)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(10)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-53678), filed on January 12, 2001.

(11)
Incorporated by reference to the indicated exhibit in the Registrant's Current Report on Form 8-K, filed on June 4, 2001.

(12)
Incorporated by reference to the indicated exhibit in the Registrant's Current Report on Form 8-K, filed on January 8, 2002.

(13)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-8 (No. 333-76638), filed on January 11, 2002.

(14)
Previously filed.

(15)
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, as amended, and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, County of San Mateo, State of California on January 15, 2002.

By:	/s/ BRIGID A. MAKES Brigid A. Makes Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

* Ajit S. Gill	President, Chief Executive Officer and Director (Principal Executive Officer)	January 15, 2002
* Robert B. Chess	Chairman of the Board	January 15, 2002
/s/ BRIGID A. MAKES Brigid A. Makes	Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)	January 15, 2002
* John S. Patton	Vice President and Director	January 15, 2002
* James B. Glavin	Director	January 15, 2002
* Melvin Perelman	Director	January 15, 2002
* Irvin Lerner	Director	January 15, 2002
* Roy A. Whitfield	Director	January 15, 2002
Chris Kuebler	Director
*By:	/s/ BRIGID A. MAKES
Brigid A. Makes As Attorney-in-Fact.

EXHIBITS

Exhibit Number		Description
3.1	(1)	Certificate of Incorporation of the Registrant.
3.2	(1)	Bylaws of the Registrant.
3.3	(2)	Certificate of Amendment of the Amended Certificate of Incorporation of the Registrant.
3.4	(11)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
3.5	(12)	Certificate of Designation of Series B Convertible Preferred Stock of the Registrant.
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5.
4.2	(3)	Restated Investor Rights Agreement, dated April 29, 1993, as amended October 29, 1993, by and among the Registrant and certain other persons named therein.
4.3	(4)	Stock Purchase Agreement, dated January 18, 1995, by and between the Registrant and Pfizer Inc.
4.4	(5)	Form of Purchase Agreement, dated January 28, 1997, by and between the Registrant and the individual Purchasers.
4.5	(6)	Stock Purchase Agreement, dated December 8, 1998, by and between the Registrant and Capital Research and Management Company.
4.6	(7)	Purchase Agreement, dated October 6, 1999, by and among the Registrant and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.7	(7)	Resale Registration Rights Agreement, dated October 13, 1999, by and among the Registrant and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.8	(7)	Indenture, dated October 13, 1999, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.9	(7)	Form of the Registrant Registration Rights Agreement, dated January 25, 2000, by and between the Registrant and Selling Shareholder.
4.10	(8)
		Purchase Agreement, dated February 2, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.11	(8)
		Resale Registration Rights Agreement, dated February 8, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.12	(8)	Indenture, dated February 8, 2000, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.13	(2)	Specimen common stock certificate of the Registrant.
4.14	(9)	Specimen warrants to purchase shares of common stock of the Registrant.
4.15	(10)
		Purchase Agreement, dated October 11, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.

4.16	(10)
		Resale Registration Rights Agreement, dated October 17, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.17	(10)	Indenture, dated October 17, 2000, by and between the Registrant as Issuer and Chase Manhattan Bank and Trust Company, National Association as Trustee.
4.18	(11)	Rights Agreement, dated June 1, 2001, by and between the Registrant and Mellon Investor Services LLC.
4.19	(11)	Form of Right Certificate of the Registrant.
4.20	(12)	Stock Purchase Agreement, dated January 7, 2002, by and between the Registrant and Enzon, Inc.
4.21	(13)	Inhale Therapeutic Systems, Inc. 401(k) Retirement Plan.
4.22	(13)	Non-Standardized Adoption Agreement No. 001 for use with Inhale Therapeutic Systems, Inc. 401(k) Retirement Plan.
5.1	(14)	Opinion of Cooley Godward LLP.
23.1	(15)	Consent of Ernst & Young LLP, Independent Auditors.
23.2	(15)	Consent of Independent Auditors.
23.3	(14)	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	(14)	Power of Attorney. Reference is made to Signature Page.
99.1	(15)	2000 Non-Officer Equity Incentive Plan, as amended.
99.2	(15)	2000 Non-Officer Equity Incentive Plan Stock Option Agreement with respect to approved stock options.
99.3	(15)	2000 Non-Officer Equity Incentive Plan Stock Option Grant Notice with respect to approved stock options.
99.4	(15)	2000 Non-Officer Equity Incentive Plan Stock Option Agreement with respect to unapproved stock options.
99.5	(15)	2000 Non-Officer Equity Incentive Plan Stock Option Grant Notice with respect to unapproved stock options.

(1)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(3)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-1 (No. 33-75942), as amended.

(4)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-1 (No. 33-89502), as amended.

(5)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-20787).

(6)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-68897), as amended.

(7)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-94161), as amended.

(8)
Incorporated by reference to the indicated exhibit in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

(9)
Incorporated by reference to the indicated exhibit in the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(10)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-3 (No. 333-53678), filed on January 12, 2001.

(11)
Incorporated by reference to the indicated exhibit in the Registrant's Current Report on Form 8-K, filed on June 4, 2001.

(12)
Incorporated by reference to the indicated exhibit in the Registrant's Current Report on Form 8-K, filed on January 8, 2002.

(13)
Incorporated by reference to the indicated exhibit in the Registrant's Registration Statement on Form S-8 (No. 333-76638), filed on January 11, 2002.

(14)
Previously filed.

(15)
Filed herewith.

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EXPLANATORY NOTE
EXHIBITS
SIGNATURES
EXHIBITS